UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2019 (March 8, 2019)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

 (Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) A special meeting of Class A Shareholders (the “Class A Meeting”) of Tronox Limited (the “Company”) was held on March 8, 2019.

(b) At the Class A Meeting, shareholders voted in favor of the scheme resolution to approve the Company’s re-domicile transaction from Australia to the United Kingdom.

The final voting results of the Class A Meeting with respect to the proposal are set forth below:

Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
79,696,808	99.8	129,563	0.16	30,337	0.04	0

(c) A special meeting of Class B Shareholders (the “Class B Meeting”) of the Company was held on March 8, 2019.

(d) At the Class B Meeting, Exxaro Resources Limited, as the Class B Shareholder, voted in favor of the scheme resolution to approve the Company’s re-domicile transaction from Australia to the United Kingdom.

The final voting results of the Class B Meeting with respect to the proposal are set forth below:

Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
28,729,280	100%	0	0	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Jeffrey N. Neuman
Date: March 13, 2019	Name:	Jeffrey N. Neuman
	Title:	Senior Vice President, General Counsel and Secretary